                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-46834, 33-87844, 33-88982, 33-88984, and
33-63429) of Apollo Group, Inc. of our reports dated September 28, 2001 relating to the consolidated financial statements of Apollo Group, Inc. and the financial statements of University of Phoenix Online, which appear in the Annual Report to Shareholders, which are included in this Annual Report on Form 10-K.






PricewaterhouseCoopers LLP
Phoenix, Arizona
November 26, 2001